UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

JOINT CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2005

Rockwood Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32609	52-2277366
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Overlook Center
Princeton, New Jersey 08540

(Address of registrant’s principal executive office)

(609) 514-0300

(Registrant’s telephone number)

Rockwood Specialties Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-109686	52-2277390
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Overlook Center
Princeton, New Jersey 08540
(Address of registrant’s principal executive office)

(609) 514-0300

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.05.            COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES AND

ITEM 2.06.            MATERIAL IMPAIRMENTS.

On December 15, 2005, the Company’s Groupe Novasep subsidiary decided to substantially downsize its manufacturing operations in Pratteln, Switzerland within its Groupe Novasep segment, specifically within its subsidiary, Rohner AG.  Rohner AG produces chemicals on a custom-synthesis and toll manufacturing basis for the pharmaceutical and agrochemical industries, specializing in transition metal catalysis.  This decision was driven by a number of factors, including, in particular, capacity utilization issues as a result of the loss of a key customer in 2003.  The Company plans to explore its strategic options in connection with the downsizing.

In addition, the Company will likely incur an impairment charge related to applicable property, plant and equipment in the fourth quarter of 2005.  Restructuring activities may occur in 2006.  The Company is currently unable to estimate the potential range of cash and non-cash charges associated with the downsizing.  Upon determining such estimates, the Company will amend this report to set forth such costs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockwood Holdings, Inc.

By:	/s/ Michael W. Valente
Name: Michael W. Valente
Title: Assistant Secretary

Rockwood Specialties Group, Inc.

By:	/s/ Michael W. Valente
Name: Michael W. Valente
Title: Assistant Secretary

Dated: December 21, 2005